UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

July 7, 2008

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

         N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01  Other Events

On July 7, 2008, the Company provided an update and clarification to the previously announced binding letter agreement with Brink Energy Ltd. (“Brink”) of Calgary, a private Alberta oil and gas corporation. A binding letter agreement was entered into by Kodiak and Brink in order to secure the transaction value and to ensure confidentiality while a definitive agreement is finished.  Kodiak, its auditors and legal teams are currently concluding the due diligence and audit of Brink’s records.   Once the audit is complete, the definitive agreement will be finalized and an information circular will be distributed to Brink shareholders.

Kodiak recently provided a $1,000,000 secured loan to Brink which was used to reduce its bank debt and which may be converted to Brink shares at Kodiak’s option.

The information circular will also be made public at time of mailing and will include reserve evaluation information and production volumes.  At that time, Kodiak will also provide estimates of future operations.

Kodiak intends to optimize the existing production first and concurrently review development and drilling plans for Q3 and Q4 of 2008 and into 2009 before advising of expected production volumes, capital commitments, taking into consideration prevailing commodity prices and cost of services.

The Brink security holders’ meeting is expected to be held in August 2008.  The completion of the combination is expected shortly thereafter, subject to receipt of necessary regulatory and court approval and satisfaction or waiver of conditions.  When the aforementioned conditions are met, Brink will then be a wholly-owned subsidiary of Kodiak – which is expected by September 1, 2008.

As previously announced, the cash portion of the acquisition will be funded by Kodiak mostly with debt.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
                Not applicable

(b)	Pro forma financial information.
                Not applicable

(c)	Exhibits.
      99.1 Press Release dated July 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: July 11, 2008	By:	/s/ William S. Tighe
William S. Tighe
Chief Executive Officer & President